UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	000-54116	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2141 Rosecrans Avenue, Suite 1100 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On September 15, 2012, Manhattan Bancorp (the “Company”) entered into a Third Amendment to Credit Agreement (the “Credit Agreement Amendment”) with Carpenter Fund Management Company, LLC, as administrative agent (the “Administrative Agent”), and Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P., as lenders, which amends the Credit Agreement dated as of July 25, 2011, as amended on November 21, 2011 and January 18, 2012 (as amended, the “Credit Agreement”).

The Credit Agreement Amendment provides for an extension of the maturity date of the loans outstanding under the Credit Agreement from September 15, 2012 to December 31, 2012, and a corresponding delay in the right of the Company and the Administrative Agent, on behalf of the lenders, to convert all or any portion of the unpaid principal balance of the loans outstanding under the Credit Agreement (not to exceed $4,000,000, in the aggregate) into shares of common stock of the Company.  This conversion option may now be exercised prior to December 31, 2012 and at any time commencing on or after (i) 10 business days after the closing of the rights offering to be conducted by the Company pursuant to the terms of its merger agreement with Professional Business Bank and (ii) December 15, 2012.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2012, the Company and its wholly-owned subsidiary, Bank of Manhattan, N.A. (the “Bank”), appointed Curt A. Christianssen as interim Chief Financial Officer.

Mr. Christianssen, 52, joins the Company and the Bank on an interim basis while retaining his role as Executive Vice President and Chief Financial Officer of the Carpenter Community BancFund, a private equity-funded bank holding company, CCFW, Inc. d/b/a Carpenter & Company, a bank consulting firm, and Seapower Carpenter Capital, Inc., a broker/dealer subsidiary of CCFW that commenced in 1999.  From 1996 to 1999 Mr. Christianssen served as Chief Financial Officer and Director of Corporate Development for Dartmouth Capital Group and Eldorado Bancshares, Inc.  From 1993 until its acquisition in 1996 by Eldorado Bancshares, Mr. Christianssen served as Chief Financial Officer of Liberty National Bank.  Mr. Christianssen had previously served as Chief Financial Officer of Olympic National Bank from 1991 to 1993, as Chief Financial Officer of two financial institutions under the control of the Resolution Trust Corporation and as a Senior Management Consultant with the Ernst & Young firm.  In addition, Mr. Christianssen served in a variety of financial positions with Continental Ministries and Colorado National Bancshares.

The Company and the Bank have entered into a Reimbursement Agreement with CCFW, pursuant to which Mr. Christianssen will serve as interim Chief Financial Officer of the Company and the Bank.  Under the Reimbursement Agreement, the Company will pay CCFW on account of Mr. Christianssen’s services a monthly fee of $38,333 plus any costs incurred by CCFW to provide benefits to Mr. Christianssen, and will reimburse CCFW for Mr. Christianssen’s reasonable expenses incurred in connection with his services to the Company and the Bank.  The Reimbursement Agreement is terminable by either party upon 30 days’ notice.

The foregoing summary of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reimbursement Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement, dated as of September 15, 2012, among Manhattan Bancorp, the lenders party thereto and Carpenter Fund Management Company, LLC, as administrative agent for the lenders.

10.2	Reimbursement Agreement, dated as of August 31, 2012, among Manhattan Bancorp, Bank of Manhattan, N.A. and CCFW, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2012	MANHATTAN BANCORP
(Registrant)

	By:	/s/ Terry L. Robinson
Terry L. Robinson
Chief Executive Officer